                                                                   EXHIBIT 10.29

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is dated as of March 26, 1999 (this "AGREEMENT") and is by and among Steadi-Systems, Ltd., a California corporation ("STEADI"), Daisytek, Inc., a Delaware corporation ("DAISYTEK"), Videotape Products, Inc., a California corporation ("VTP"), John Palazzola and Richard Marzec (collectively, the "STOCKHOLDERS").

         VTP is engaged in the business of, among other things, the sale and distribution of professional video and audio recording tape, data storage media products and related products. Steadi is engaged in the business of, among other things, the sale, distribution and rental of professional video and audio hardware products. VTP and Steadi have each agreed to purchase and acquire certain assets, and assume certain liabilities, of the other. Accordingly, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1. CERTAIN DEFINED TERMS. As used in this Agreement, (i) terms defined in the Preamble or elsewhere in this Agreement shall have the meaning set forth therein and (ii) the following terms shall have the following meanings:

         "ACTION" means any claim, action, suit, arbitration, inquiry, proceeding or investigation, in each case, by or before any Governmental Authority.

         "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "CONSIGNMENT AGREEMENTS" means the Inventory Consignment Agreement dated October 30, 1998 between VTP and CIN Services, Inc. and the Inventory Consignment Agreement dated March 15, 1997 between VTP and CineFilm Laboratory, Inc.

         "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor or by contract, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "ENCUMBRANCE" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential


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arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "ENVIRONMENT" means surface waters, groundwaters, soil, subsurface strata and ambient air.

         "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit (hereinafter "Claims"), including without limitation (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "ENVIRONMENTAL LAWS" means any federal, state or local law or any foreign law, including any statute, rule, regulation, ordinance, code or rule of common law, now or hereafter in effect and in each case as amended, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 6901 et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq.; the Atomic Energy Act, 42 U.S.C. Sections 2011 et seq.; and the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.

         "ENVIRONMENTAL PERMITS" means all permits, written approvals, U.S. Environmental Protection Agency or state generator numbers, licenses and other authorizations from applicable Governmental Authorities required under any applicable Environmental Law.

         "GOVERNMENTAL AUTHORITY" means any United States federal, state, local, possession or foreign governmental, regulatory or administrative authority, agency or commission, or any political subdivision thereof, or any court, tribunal or arbitral body.

         "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "HARDWARE BUSINESS" means the sale, distribution, rental and service of professional video and audio hardware products (excluding video and audio tape products, data storage media products and film) conducted by Steadi and its subsidiaries, taken as a whole (excluding the logistics, fulfillment, distribution and transaction management services outsourcing business conducted by Priority Fulfillment Services, Inc., a Daisytek subsidiary, and its Affiliates).


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         "HAZARDOUS MATERIALS" means (a) petroleum and petroleum fuels, lubricants and cleaning agents, radioactive materials, friable asbestos material as defined under 40 C.F.R. 61.141, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls in concentrations of 50 ppm, and radon gas; (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "extremely hazardous wastes"; and
(c) any other chemical, material or substance exposure to which is regulated pursuant to any applicable Environmental Law.

          "INDEMNIFIED PARTY" means any Person having a right to indemnification from an Indemnifying Party under the terms and provisions of Article VIII hereof.

         "INDEMNIFYING PARTY" means any Person responsible or obligated to provide indemnification to an Indemnified Party under the terms and provisions of Article VIII hereof.

         "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any law (including, without limitation, any Environmental Law), rule, regulation, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking, including all indemnification obligations under any charter document, any indemnity agreement or as permitted under applicable law.

          "MATERIAL ADVERSE EFFECT" means any circumstance, change in, or effect on, (i) for purposes of the representations of VTP and the Stockholders hereunder, the Tape Business or (ii) for purposes of the representations of Steadi hereunder, the Hardware Business, in each case, that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Tape Business or the Hardware Business, as the case may be, is, or would be, materially adverse to the operations, assets or liabilities (including, without limitation, contingent liabilities), customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Tape Business or the Hardware Business, as the case may be.

         "PERSON" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "STRATEGIC ALLIANCE AGREEMENT" means the Strategic Alliance Agreement of even date herewith to be executed and delivered by VTP, Steadi, Daisytek and the Stockholders concurrently with the Closing hereunder.

         "TAPE BUSINESS" means the sale and distribution of professional video and audio recording tape, data storage media products, film and related products (excluding hardware and equipment) as conducted by VTP.


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         "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement of even date herewith to be executed and delivered by VTP and Steadi concurrently with the Closing hereunder.

                                   ARTICLE II
                        SALE AND PURCHASE OF TAPE ASSETS

         2.1. SALE AND PURCHASE OF TAPE ASSETS. Subject to the terms and conditions of this Agreement and on the basis of and in reliance upon the representations, warranties, obligations and agreements set forth herein, VTP does hereby validly sell, assign, transfer, convey and deliver to Steadi, and Steadi does hereby purchase and acquire from VTP, all of the right, title and interest of VTP in, to and under all of the following assets to the extent they relate to, or are used by VTP in connection with or are necessary for the operation of, the Tape Business (collectively, the "TAPE ASSETS"):

                  (a) all customer lists, telephone lists, prospect lists, customer information (including all information relating to customer credit history, purchasing information, contact names, addresses and phone numbers and all other customer information), all advertising materials, catalogs, price lists, mailing lists, distribution lists, sales and promotional materials, customer and sales order, files and records, all rights (but not obligations) under all unfilled customer purchase orders and the Consignment Agreements, customer commitments and obligations relating to future purchases, all trade secrets and confidential information, all rights to enforce all confidentiality and non-disclosure agreements with respect to the Tape Business, all transferable licenses, franchises, rights and authorizations, those certain telephone and fax numbers set forth on Schedule 2.1(a) hereto and all goodwill of every kind and nature relating to or associated with the Tape Business (collectively, the "TAPE GOODWILL ASSETS"); and

                  (b) all Tape Business finished goods inventory, consisting of the products set forth on Schedule 2.1(b) hereto, including all transferable rights of return to the supplier thereof, if any, and all other rights, benefits and privileges associated therewith or related thereto; (collectively, the "TAPE INVENTORY"), excluding, however, all inventory which is (i) visibly damaged or defective, (ii) as to certain products so identified on Schedule 2.1(b) hereto, in excess of the maximum amount therefor set forth therein or (iii) physically segregated from the Tape Inventory and to be shipped in fulfillment of customer orders received prior to the Closing or returned to the manufacturer (collectively, the "EXCLUDED TAPE INVENTORY").

Except for the Tape Assets, and except as otherwise described in the Transition Services Agreement, VTP is not selling or transferring to Steadi, and Steadi is not purchasing or acquiring from VTP, any assets or other property relating to the Tape Business, including all accounts receivable and the name "Videotape Products".

         2.2. NO ASSUMED TAPE LIABILITIES. Notwithstanding the purchase of the Tape Assets, Steadi does not assume or agree to discharge or perform any debts, liabilities or obligations of VTP or any predecessor or affiliate thereto, it being expressly agreed and understood that Steadi does not agree to assume, nor shall have any responsibility, liability or obligation for any


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Liabilities of VTP or the Stockholders, including the following (collectively, the "RETAINED TAPE LIABILITIES"):

                  (i) any liability or obligation of VTP based upon, arising out of or otherwise in respect of the negotiation and preparation of this Agreement or any of the Schedules or Exhibits hereto, or the consummation of the transactions contemplated hereby, including without limitation, any tax liability so arising;

                  (ii) any liability or obligation based upon, arising out of or otherwise in respect of, any accounts payable, trade payables, employee wages, employee benefits, product liability, product warranty, or any agreement or contract to which VTP is a party;

                  (iii) any liability or obligation of VTP, or any consolidated group of which VTP is or has been a member, for any federal, state, county or local taxes, or any interest, additions to and/or penalties thereon, accrued for, applicable to or arising during any period whether prior to or following the date hereof;

                  (iv) any liability or obligation of VTP for any cause of action, claim, demand, breach or violation of any kind or description, whether arising under any contract, agreement, law, rule or regulation, or otherwise, including without limitation, any claim for personal injury, malpractice, negligence, fraud, discrimination, sexual harassment, wrongful termination, property damage or any environmental claim or remedial claim; and

                  (v) any liability or obligation arising under any collective bargaining agreement, union contract, employment agreement or other agreement or understanding of any kind relating to employment of any employee or group of employees.

         2.3. TAPE PURCHASE PRICE. In consideration of the sale, assignment, transfer, conveyance and delivery of the Tape Assets by VTP to Steadi and the execution and delivery of the Strategic Alliance Agreement and the Transition Services Agreement, Steadi shall pay to VTP the amounts set forth below (collectively, the "TAPE PURCHASE PRICE") subject to, and in accordance with, the following:

                  (a) The sum of $ 11,100,000 which shall be allocated as the purchase price for the Tape Goodwill Assets; and

                  (b) The purchase price for the Tape Inventory shall be determined as follows. As promptly as practicable following the Closing, VTP and Steadi shall jointly conduct a physical inventory count of all Tape Inventory located at the locations set forth on Schedule 2.3(b). Upon completion of such physical inventory count, VTP and Steadi shall jointly determine the purchase price for the Tape Inventory which shall be based upon the product prices (net of vendor rebates) set forth on Schedule 2.1(b). Steadi shall be responsible for, and shall promptly thereafter arrange for, the shipping and delivery of the Tape Inventory to the Steadi warehouse(s) (except for the Tape Inventory located in the Tape Premises (as defined in the Transition Services Agreement) or


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held by the consignees under the Consignment Agreements which shall remain in such locations). All shipping and delivery costs (and all risk of loss in transit) shall be borne by Steadi.

                                   ARTICLE III
                      SALE AND PURCHASE OF HARDWARE ASSETS

         3.1. SALE AND PURCHASE OF HARDWARE ASSETS. Subject to the terms and conditions of this Agreement and on the basis of and in reliance upon the representations, warranties, obligations and agreements set forth herein, Steadi does hereby validly sell, assign, transfer, convey and deliver to VTP, and VTP does hereby purchase and acquire from Steadi, all of the right, title and interest of Steadi in, to and under all of the following assets to the extent they relate to, or are used by Steadi in connection with or are necessary for the operation of, the Hardware Business (collectively, the "HARDWARE ASSETS"):

                  (a) all customer lists, telephone lists, prospect lists, customer information (including all information relating to customer credit history, purchasing information, contact names, addresses and phone numbers and all other customer information), all advertising materials, catalogs, price lists, mailing lists, distribution lists, sales and promotional materials, customer and sales order files and records, all rights (including the deposits) under the unfilled customer purchase orders set forth on Schedule 3.1(a), customer commitments and obligations relating to future purchases, all trade secrets and confidential information, all rights to enforce all confidentiality and non-disclosure agreements with respect to the Hardware Business, all transferable licenses, franchises, rights and authorizations, those certain telephone and fax numbers set forth on Schedule 2.1(a) hereto and all goodwill of every kind and nature relating to or associated with the Hardware Business (collectively, the "HARDWARE GOODWILL ASSETS");

                  (b) all rental agreements which are in effect as of the Closing (collectively, the "HARDWARE EQUIPMENT LEASES") and all hardware and equipment which is subject thereto (collectively, the "LEASED HARDWARE EQUIPMENT") and all credit card authorization slips and insurance certificates received by Steadi in connection therewith; and

                  (c) all Hardware Business finished goods inventory (including all inventory designated on Steadi's records as new, used, rental, demo, defective and service parts) consisting of the products set forth on Schedule 3.1(c) hereto, including all transferable rights of return to the supplier thereof, if any, and all other rights, benefits and privileges associated therewith or related thereto (the "HARDWARE INVENTORY"), excluding, however, all inventory which is physically segregated from the Hardware Inventory and to be shipped in fulfillment of customer orders received prior to the Closing or returned to the manufacturer (the "EXCLUDED HARDWARE INVENTORY");

Except for the Hardware Assets, and except as otherwise described in the Transition Services Agreement, Steadi is not selling or transferring to VTP, and VTP is not purchasing or acquiring from Steadi, any assets or other property relating to the Hardware Business, including all accounts receivable and the name "Steadi Systems".


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         3.2. ASSUMED HARDWARE LIABILITIES. Subject to the terms and conditions contained herein, VTP does hereby assume and agree to discharge and perform all liabilities and obligations arising under (i) the Hardware Equipment Leases with respect to the remaining terms thereof from and after the date hereof (ii) the unfilled customer orders set forth on Schedule 3.1(a) (collectively, the "ASSUMED HARDWARE LIABILITIES").

         Except for the Assumed Hardware Liabilities, VTP does not assume or agree to discharge or perform any debts, liabilities or obligations of Steadi or any predecessor or affiliate thereto, it being expressly agreed and understood that VTP does not agree to assume, nor shall have any responsibility, liability or obligation for any Liabilities of Steadi, including the following (collectively, the "RETAINED HARDWARE LIABILITIES"):

                  (i) any liability or obligation of Steadi based upon, arising out of or otherwise in respect of the negotiation and preparation of this Agreement or any of the Schedules or Exhibits hereto, or the consummation of the transactions contemplated hereby, including without limitation, any tax liability so arising;

                  (ii) any liability or obligation based upon, arising out of or otherwise in respect of, any accounts payable, trade payables, employee wages, employee benefits, product liability, product warranty, or any agreement or contract to which Steadi is a party;

                  (iii) any liability or obligation of Steadi, or any consolidated group of which Steadi is or has been a member, for any federal, state, county or local taxes, or any interest, additions to and/or penalties thereon, accrued for, applicable to or arising during any period whether prior to or following the date hereof;

                  (iv) any liability or obligation of Steadi for any cause of action, claim, demand, breach or violation of any kind or description, whether arising under any contract, agreement, law, rule or regulation, or otherwise, including without limitation, any claim for personal injury, malpractice, negligence, fraud, discrimination, sexual harassment, wrongful termination, property damage or any environmental claim or remedial claim; and

                  (v) any liability or obligation arising under any collective bargaining agreement, union contract, employment agreement or other agreement or understanding of any kind relating to employment of any employee or group of employees.

         3.3. HARDWARE PURCHASE PRICE. In consideration of the sale, assignment, transfer, conveyance and delivery of the Hardware Assets by Steadi to VTP and the execution and delivery of the Strategic Alliance Agreement and the Transition Services Agreement, VTP shall assume the Assumed Hardware Liabilities and shall pay to Steadi the amounts set forth below (collectively, the "HARDWARE PURCHASE PRICE") subject to, and in accordance with, the following:

                  (a) The sum of One Dollar ($1.00) which shall be allocated as the purchase price for the Hardware Goodwill Assets and the Hardware Equipment Leases;


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                  (b) The purchase price for the Hardware Inventory and the
Leased Hardware Equipment shall be determined as follows. As promptly as practicable following the Closing, VTP and Steadi shall jointly conduct a physical inventory count of all Hardware Inventory located at the locations set forth on Schedule 3.3(b) and a listing of the Hardware Equipment Leases and the Leased Hardware Equipment. Upon completion of such physical inventory count and listing, Steadi and VTP shall jointly determine the purchase price for the Hardware Inventory and the Leased Hardware Equipment which shall be based upon the product prices set forth on Schedule 3.1(c). Steadi shall deliver to VTP the Hardware Equipment Leases, and VTP shall be responsible for, and shall promptly thereafter arrange for, the shipping and delivery of the Hardware Inventory to the VTP warehouse(s) (except for the Hardware Inventory located in the Hardware Premises (as defined in the Transition Services Agreement) which shall remain in such locations). All shipping and delivery costs (and all risk of loss in transit) shall be borne by VTP.

                                   ARTICLE IV
              CLOSING OF TAPE TRANSACTION AND HARDWARE TRANSACTION

         4.1. CLOSING. The closing ("CLOSING") of the sale and purchase of the Tape Assets as described herein (the "TAPE TRANSACTION") and the sale and purchase of the Hardware Assets as described herein (the "HARDWARE TRANSACTION") shall occur concurrently with each other and immediately following the execution and delivery of this Agreement on the date hereof (the "CLOSING DATE"). The Closing shall be held at the offices of Hahn & Hahn, Pasadena, California or at such other time and place as the parties shall mutually agree. Subject to the terms set forth herein, the Closing of the Tape Transaction and the Hardware Transaction shall be deemed effective for all purposes immediately following the close of business (Pacific time) on the Closing Date.

         4.2. PAYMENT OF THE NET PURCHASE PRICE. At the Closing, Steadi shall pay to VTP the sum of $5,500,000 (the "INITIAL PAYMENT") in cash by wire transfer to an account designated in writing by VTP (the "VTP ACCOUNT"). Within three business days following the determination of the Tape Inventory Purchase Price and the Hardware Inventory Purchase Price, (a) Steadi and VTP shall execute and deliver a Closing Statement setting forth the Tape Purchase Price and the Hardware Purchase Price, as finally determined, and each of the respective components thereof as provided above, and (b) VTP shall deliver to Steadi reasonably satisfactory evidence that the holders of all Encumbrances upon the Tape Assets have released such Encumbrances, whereupon Steadi shall thereafter pay to VTP, by wire transfer to the VTP Account, the amount (the "NET PAYMENT") by which (i) the Tape Purchase Price minus the Initial Payment exceeds
(ii) the Hardware Purchase Price. The Net Payment shall be adjusted, at such time or times as may be necessary, whether as of the Closing or following the Closing, to reflect and equitably account for (i) any liabilities of a party hereto accrued prior to the Closing Date which the other party hereto agrees to pay (or does pay) for the mutual convenience of the parties and in order to effect an orderly transition of the business being purchased hereunder, (ii) the transfer of the deposits under the unfilled customer orders set forth on
Schedule 3.1(a) and (iii) the transfer of the Hardware Equipment Leases and any amounts received by VTP in payment of amounts owing under the Hardware Equipment Leases which relate to the period prior to the Closing. Any adjustment to


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the Net Payment shall be paid within three business days following the determination thereof, in cash by wire transfer to the account designated by the receiving party.

         4.3. ACTIONS TAKEN AT CLOSING. The following actions shall be taken at the Closing, and all such actions shall be deemed to have occurred concurrently with each other.

                  (a) ANCILLARY AGREEMENTS. The parties shall execute and deliver the Strategic Alliance Agreement and the Transition Services Agreement.

                  (b) BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT. The parties shall execute and deliver a Bill of Sale and Assignment and Assumption Agreement to evidence the purchase and sale of the Tape Assets and the Hardware Assets hereunder and the assignment and assumption of the Hardware Equipment Leases and the Assumed Hardware Liabilities.

                  (c) RESOLUTIONS. Each party shall deliver a true and complete copy, certified by its Secretary or Assistant Secretary, of the resolutions duly adopted by its Board of Directors evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (d) INITIAL PAYMENT. Steadi shall pay the Initial Payment to VTP in accordance with the terms set forth herein.

                  (e) ELECTRONIC TRANSMISSION. The Tape Goodwill Assets and the Hardware Goodwill Assets shall be transferred by electronic transmission in such manner as the parties shall mutually agree.

         4.4. OFFER OF EMPLOYMENT. VTP agrees not to interfere with the ability of Steadi to offer employment to the employees listed on Schedule 4.4(i) hereto (the "TAPE EMPLOYEES") and Steadi agrees not to interfere with the ability of VTP to offer employment to the employees listed on Schedule 4.4(ii) hereto (the "HARDWARE EMPLOYEES"). This Section shall not be construed as a promise of employment, nor shall any Tape Employee or Hardware Employee be deemed a third-party beneficiary hereof.

                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF VTP

         VTP and the Stockholders hereby, jointly and severally, make the following representations and warranties to Steadi:

         5.1. ORGANIZATION AND QUALIFICATION. VTP is a corporation, duly organized, validly existing and in good standing under the laws of the State of California with full corporate power and authority to own its properties and to carry on the Tape Business as now conducted.

         5.2. CAPITALIZATION. The Stockholders are the lawful record and beneficial owners of all of the issued and outstanding shares of capital stock of VTP. VTP has no other shares or other


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securities which are authorized, issued and/or outstanding other than the shares of capital stock owned by the Stockholders.

         5.3. AUTHORITY; BINDING OBLIGATION. The Stockholders and VTP have all requisite power and authority to execute, deliver and perform their respective obligations under this Agreement and the Strategic Alliance Agreement and the Transition Services Agreement and consummate the transactions contemplated herein and therein. The execution and delivery of this Agreement and the Strategic Alliance Agreement and the Transition Services Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and stockholders of VTP, and no other action on the part of VTP or Stockholders is necessary to consummate the transactions contemplated hereby or thereby. This Agreement and the Strategic Alliance Agreement and the Transition Services Agreement have been duly executed and delivered by the Stockholders and VTP and constitute the legal, valid and binding obligation of the Stockholders and VTP enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditor's rights' generally and to general equitable principles.

         5.4. NO VIOLATIONS. The execution, delivery and performance of this Agreement and the Strategic Alliance Agreement and the Transition Services Agreement and the consummation of the transactions contemplated herein and therein by the Stockholders and VTP do not and will not, with or without the giving of notice or passage of time or both (a) violate, conflict with or result in the breach of any term or provision of, or require any notice, filing or consent under (i) the certificate or articles of incorporation, by-laws or other charter documents of VTP, (ii) any statutes, laws, rules, regulations, ordinances or permits of any Governmental Authority applicable to the Stockholders or VTP or (iii) any Governmental Order binding upon VTP or the Stockholders or any of their respective properties or assets; (b) conflict with or result in the breach of any term or provision of, require any notice or consent under, give rise to a right of termination of, constitute a default under, result in the acceleration of, or give rise to a right to accelerate any obligation under, any loan agreement, mortgage, indenture, financing agreement, lease or any other contract, agreement or instrument to which VTP or any Stockholder is a party or by which any of their respective properties or assets are bound; or (c) result in any Encumbrance on any of the properties or assets of any Stockholder or VTP.

         5.5. FINANCIAL STATEMENTS. VTP has furnished to Steadi certain financial information regarding the Tape Business which is described on Schedule
5.5 hereto (the "TAPE FINANCIAL STATEMENTS"). The Tape Financial Statements (i) were prepared in all material respects in accordance with the books of account and other financial records of VTP and (ii) fairly present the financial condition and results of operations for the Tape Business as of the dates and for the periods covered thereby.

         5.6. BOOKS OF ACCOUNTS. The books of account and other financial records of the Tape Business maintained by VTP and made available to Steadi (i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with good accounting practice, (ii) are in all material respects complete and correct and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.


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         5.7. INVENTORY. The Tape Inventory is in the physical possession of VTP and stored at the locations set forth on Schedule 2.3(c) (except for the Tape Inventory held by the consignees under the Consignment Agreements). Subject to amounts reserved therefor, the value at which the Tape Inventory is carried in the Tape Financial Statements reflect the historical inventory valuation policy of VTP of stating such inventory at the lower of their cost or market value. VTP has, and is conveying to Steadi hereby, good and marketable title to all of the Tape Inventory, free and clear of all Encumbrances. The Tape Inventory does not include any items held by VTP on consignment for others.

         5.8. ASSETS. VTP has, and is conveying to Steadi hereby, good and marketable title to all of the other Tape Assets, free and clear of all Encumbrances.

         5.9. CONDUCT IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES.

                  (a) Since the date of the most recent balance sheet included in the Tape Financial Statements (the "BALANCE SHEET DATE"), there has not been any change in the assets, customer or supplier relations, operations, results of operations, prospects or condition (financial or otherwise) of the Tape Business, including, without limitation, any damage or destruction of property by fire or other casualty, which change would have a Material Adverse Effect.

                     (b) Since the Balance Sheet Date, the Tape Business has been conducted in all material respects in the ordinary course and consistent with past practice.

         5.10. LITIGATION. There are no Actions pending or, to VTP's or the Stockholders' knowledge, threatened, against any VTP and which relate to the Tape Business. Neither VTP, nor any of its assets or properties, is subject to any Governmental Order (nor, to the knowledge of VTP or the Stockholders, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or would have a Material Adverse Effect.

         5.11. COMPLIANCE WITH LAWS. To the best of VTP's and the Stockholders' knowledge, VTP has conducted the Tape Business in all material respects in accordance with all applicable laws, ordinances, statutes, rules, regulations and Governmental Orders applicable to it or any of its properties or assets, and VTP is not in violation of any such law, ordinance, statute, rule, regulation or Governmental Order. In conducting the Tape Business, neither VTP nor any officer, director, employee, agent or representative of VTP has violated or is currently in violation of the Foreign Corrupt Practices Act of 1977, as amended.

         5.12. ENVIRONMENTAL AND OTHER PERMITS AND LICENSES; RELATED MATTERS.

                  (a) To the best of VTP's and the Stockholder's knowledge, VTP currently holds all health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities (collectively, "PERMITS"), including, without limitation, Environmental Permits, necessary or proper for the current operation or conduct of the Tape Business, and all such Permits and Environmental Permits are in full force and effect. VTP has not received any notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any such Permit or providing written notice of violations under any Environmental Law. To the best of VTP's and the Stockholders' knowledge, VTP is in all material respects in compliance with all applicable Permits, all applicable Environmental Laws and the requirements of all applicable Environmental Permits.

                  (b) To the best of VTP's and the Stockholders' knowledge, in conducting the Tape Business (i) Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, or released (as "release" is defined under any applicable Environmental Law) on any real property owned, leased or occupied by VTP; (ii) VTP has disposed of all wastes, including those containing Hazardous Materials, in compliance with all applicable Environmental Laws and Environmental Permits; and (iii) there are no past, pending or threatened Environmental Claims, nor any basis for asserting the same, against any VTP.

         5.13.    MATERIAL TAPE CONTRACTS.

                  Schedule 5.13 lists each of the following contracts and agreements to which VTP is a party and which relate to the Tape Business (such contracts and agreements being collectively referred to herein as the "MATERIAL TAPE CONTRACTS"):

                           (i) all contracts, agreements and other arrangements,
whether oral or written, with any customer or supplier for the purchase or sale of inventory, other than open purchase or sale orders arising in the ordinary course of the Tape Business consistent with past practice;

                           (ii) except for ordinary vendor contracts for the
purchase of inventory, all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing and advertising contracts, management contracts and consulting contracts to which VTP is a party and which involve payments, or the provision of goods or services having a value in excess of $50,000;

                           (iii) all contracts and agreements with any
Governmental Authority to which VTP is a party;

                           (iv) all contracts and agreements with manufacturers
under which VTP is designated as an exclusive distributor;

                           (v) all contracts and agreements that limit the
ability of VTP to compete in any line of business or with any Person or entity or in any geographic area or during any period of time;

                           (vi) except for ordinary vendor contracts for the
purchase of inventory, all other contracts, agreements and other arrangements, whether or not made in the ordinary course of the Tape Business, which if terminated by the other party thereto (with or without notice and with or without cause) would cause a Material Adverse Effect upon the Tape Business as presently conducted; and

                           (vii) the Consignment Agreements and all other
agreements pursuant to which any other party holds any Tape Inventory on consignment or on a sale or return basis or similar arrangement.

         5.14. CUSTOMERS. VTP has delivered to Steadi a true, correct and complete list of the names of the top 20 customers of the Tape Business (by revenue) during the twelve (12) month period ended October 31, 1998 and the four months ended February 28, 1999. Except as set forth on Schedule 5.14, to the best of VTP's and the Stockholders' knowledge, VTP has not received any oral or written notice that any of such customers has ceased, or will cease, to use the products, equipment, goods or services of VTP, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services following the Closing Date.

         5.15. SUPPLIERS. VTP has delivered to Steadi a true, correct and complete list of the names and addresses of the top ten suppliers of the Tape Business (by purchase order dollar amount) during the twelve (12) month period ended October 31, 1998.

         5.16. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of VTP or the Stockholders.

         5.17. FULL DISCLOSURE. Neither VTP nor the Stockholders have knowledge of any facts pertaining to VTP or the Tape Business which would have a Material Adverse Effect and which have not been disclosed in this Agreement or any of the Schedules hereto (except for general economic conditions or factors affecting the industry as a whole in which the Tape Business operates). No representation or warranty of VTP or the Stockholders in this Agreement, or any Schedules hereto, or any certificate furnished to Steadi pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         5.18. PURCHASE FOR RESALE. VTP is purchasing the Hardware Inventory for resale and will provide to Steadi a resale certificate upon request.

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF STEADI

         Steadi and Daisytek hereby, jointly and severally, represent and warrant to VTP and the Stockholders as follows:

         6.1. ORGANIZATION AND QUALIFICATION. Steadi is a corporation, duly organized, validly existing and in good standing under the laws of the State of California with full corporate power and authority to own its properties and to carry on the Hardware Business as now conducted.

         6.2. CAPITALIZATION. Steadi is a wholly owned subsidiary of Daisytek. Except for Steadi and its subsidiaries and Affiliates, neither Daisytek nor any other subsidiary or affiliate of Daisytek is engaged in the Hardware Business.

         6.3. AUTHORITY; BINDING OBLIGATION. Steadi and Daisytek have all requisite power and authority to execute, deliver and perform its respective obligations under this Agreement and the Strategic Alliance Agreement and the Transition Services Agreement and consummate the transactions contemplated herein and therein. The execution and delivery of this Agreement and the Strategic Alliance Agreement and the Transition Services Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and stockholder of Steadi and Daisytek, and no other action on the part of Steadi or Daisytek is necessary to consummate the transactions contemplated hereby or thereby. This Agreement and the Strategic Alliance Agreement and the Transition Services Agreement have been duly executed and delivered by Steadi and Daisytek and constitute the legal, valid and binding obligation of Steadi and Daisytek enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditor's rights' generally and to general equitable principles.

         6.4. NO VIOLATIONS. The execution, delivery and performance of this Agreement and the Strategic Alliance Agreement and the Transition Services Agreement and the consummation of the transactions contemplated herein and therein by Steadi and Daisytek do not and will not, with or without the giving of notice or passage of time or both (a) violate, conflict with or result in the breach of any term or provision of, or require any notice, filing or consent under (i) the certificate or articles of incorporation, by-laws or other charter documents of Steadi and Daisytek, (ii) any statutes, laws, rules, regulations, ordinances or permits of any Governmental Authority applicable to Steadi and Daisytek or (iii) any Governmental Order binding upon Steadi and Daisytek or any of its properties or assets; (b) conflict with or result in the breach of any term or provision of, require any notice or consent under, give rise to a right of termination of, constitute a default under, result in the acceleration of, or give rise to a right to accelerate any obligation under, any loan agreement, mortgage, indenture, financing agreement, lease or any other contract, agreement or instrument to which Steadi and Daisytek is a party or by which any of its properties or assets are bound; or (c) result in any Encumbrance on any of the properties or assets of Steadi and Daisytek.

         6.5. INVENTORY. The Hardware Inventory is in the physical possession of Steadi and stored at the locations set forth on Schedule 3.2(b). Steadi has, and is conveying to VTP hereby, good and marketable title to all of the Hardware Inventory, free and clear of all Encumbrances. The Hardware Inventory does not include any items held by Steadi on consignment for others.

         6.6. ASSETS. Steadi has, and is conveying to VTP hereby, good and marketable title to all of the other Hardware Assets, free and clear of all Encumbrances.

         6.7. HARDWARE EQUIPMENT LEASES. Together with the physical inventory count, Steadi will deliver to VTP true, correct and complete copies of all Hardware Equipment Leases and all amendments, modifications, supplements and addendums thereto. Each Hardware Equipment Lease: (i) is valid and binding on Steadi and, to the best of Steadi's knowledge, on the other parties thereto and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement shall continue in full force and effect without penalty or other adverse consequence and unaffected by such transactions. Except for the credit card authorization slips, Steadi has neither accepted nor received any deposits, prepayments or advance payments under the Hardware Equipment Leases from any lessee thereunder. Steadi is not in material breach or default under the terms of any Hardware Equipment Lease, and to the best of Steadi's knowledge, no other party to any Hardware Equipment Lease is in material breach or default thereunder.

         6.8. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Steadi.

         6.9. FULL DISCLOSURE. No representation or warranty of Steadi in this Agreement, or any Schedules hereto, or any certificate furnished to VTP pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         6.10. PURCHASE FOR RESALE. Steadi is purchasing the Tape Inventory for resale and will provide to VTP a resale certificate upon request.

         6.11. LITIGATION. There are no Actions pending or, to Steadi's knowledge, threatened, against Steadi and which relate to the Hardware Business. Neither Steadi, nor any of its assets or properties, is subject to any Governmental Order (nor, to the knowledge of Steadi, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or would have a Material Adverse Effect. For purposes of this
Article VI, the phrase "to the best of Steadi's knowledge" and similar terms shall mean the actual knowledge of Tom Madden and Suzanne Garrette.

         6.12. COMPLIANCE WITH LAWS. To the best of Steadi's knowledge, Steadi has conducted the Hardware Business in all material respects in accordance with all applicable laws, ordinances, statutes, rules, regulations and Governmental Orders applicable to it or any of its properties or assets, and Steadi is not in violation of any such law, ordinance, statute, rule, regulation or Governmental Order. In conducting the Hardware Business, neither Steadi nor any officer, director, employee, agent or representative of Steadi has violated or is currently in violation of the Foreign Corrupt Practices Act of 1977, as amended.

         6.13. CUSTOMERS. Steadi has delivered to VTP a true, correct and complete list of the names of the top 20 customers of the Hardware Business (by revenue) during the period from March 1, 1998 to March 18, 1999. Except as set forth on Schedule 6.13, to the best of Steadi's knowledge, Steadi has not received any oral or written notice that any of such customers has ceased, or will cease, to use the products, equipment, goods or services of Steadi, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services following the Closing Date.

                                   ARTICLE VII

                        ACTIONS TO BE TAKEN POST-CLOSING

         7.1. COLLECTION OF ACCOUNTS RECEIVABLE. Each party shall (i) be permitted to retain copies of current customer files and records for the sole purpose of collecting all accounts receivable owing from such customers and (ii) during the 90 day period following the Closing, provide reasonable cooperation and assistance to the other party in collecting such accounts receivable.

         7.2. INVENTORY RETURNS. During the 90 day period following the Closing:

                  (a) Steadi shall purchase from VTP all Tape Inventory which is
(i) approved by Steadi for return and purchase hereunder, (ii) returned by VTP customers to VTP during such period, (iii) not visibly damaged or defective,
(iv) not in excess of the amounts set forth for certain products as set forth on
Schedule 2.1(b) and (v) included in the list of products set forth on Schedule 2.1(b). The purchase price for such inventory shall be based upon the product prices (net of vendor rebates) set forth on Schedule 2.1(b) and shall be paid within ten (10) days following the delivery thereof to the Steadi location to be designated by Steadi. All shipping and delivery costs (and all risk of loss in transit) shall be borne by Steadi.

                  (b) VTP shall purchase from Steadi all Hardware Inventory which is (i) approved by VTP for return and purchase hereunder, (ii) returned by Steadi customers to Steadi during such period, (iii) not visibly damaged or defective and (iv) included in the list of products set forth on Schedule 3.1(c). The purchase price for such inventory shall be based upon the product prices set forth in Schedule 3.1(c) and shall be paid within ten (10) days following the delivery thereof to the VTP location to the designated by VTP. All shipping and delivery costs (and all risk of loss in transit) shall be borne by VTP.

                  (c) All credits and refunds to customers (i) in respect of the returned Tape Inventory shall be the responsibility of VTP and (ii) in respect of the returned Hardware Inventory shall be the responsibility of Steadi.

                  (d) Steadi and VTP will cooperate with each other and use good faith efforts to reach a mutually satisfactory agreement regarding the Excluded Tape Inventory which is to be returned to the manufacturer.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1. INDEMNIFICATION BY VTP AND THE STOCKHOLDERS. From and after the Closing, VTP and the Stockholders shall, jointly and severally, but subject to the limitations hereof, reimburse, indemnify and hold harmless Steadi and its officers, directors, employees, agents, representatives and successors and assigns from and against and in respect of each of the following:

                  (a) any and all damages, losses, deficiencies, liabilities, claims, demands, charges, costs and expenses of every nature and character whatsoever, including, without limitation, reasonable attorneys' fees and costs (collectively, the "LOSSES") that result from, relate to or arise out of (i) the Retained Tape Liabilities, (ii) any failure by VTP to pay or discharge when due the Assumed Hardware Liabilities or (iii) any misrepresentation or breach of warranty or covenant of VTP or the Stockholders in this Agreement, or any of the Schedules provided by VTP hereunder or any agreement, document, statement, list, certificate or instrument furnished by or on behalf of VTP or the Stockholder or any of them in connection with the negotiation, execution or performance of this Agreement and the transactions contemplated herein; and

                  (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses incident to any of the foregoing or to the successful enforcement of this Section.

         8.2. INDEMNIFICATION OF VTP AND THE STOCKHOLDERS. From and after the Closing, Steadi and Daisytek, jointly and severally, shall, subject to the limitations hereof, reimburse, indemnify and hold harmless VTP and the Stockholders and each of their respective officers, directors, employees, agents, representatives and heirs, estate, successors and assigns from and against and in respect of each of the following:

                  (a) any and all Losses that result from, relate to or arise out of (i) the Retained Hardware Liabilities or (ii) any misrepresentation or breach of warranty or covenant of Steadi in this Agreement or any of the Schedules provided by Steadi hereunder or any agreement, document, statement, list, certificate or instrument furnished by or on behalf of Steadi in connection with the negotiation, execution or performance of this Agreement and the transactions contemplated herein; and

                  (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses incident to any of the foregoing or to the successful enforcement of this Section.

         8.3. LIMITATIONS ON LOSSES.

                  (a) In case any event shall occur that would otherwise entitle any party to assert a claim for indemnification hereunder, no Losses shall be deemed to have been sustained by such party to the extent of (i) any actual tax savings realized by such party with respect thereto or (ii) any proceeds (net of deductibles, taxes and collection costs) received by such party from any insurance policies maintained by or on behalf of such party with respect to such Losses. The parties agree to submit a claim under such insurance policies prior to or promptly following making a request for indemnification hereunder.

                  (b) The aggregate liability of VTP and the Stockholders shall not exceed the Tape Purchase Price and the aggregate liability of Steadi and Daisytek shall not exceed the Hardware Purchase Price.

                  (c) The sum of all Losses incurred by an Indemnified Party must exceed $25,000 before such party shall be entitled to indemnification hereunder; provided, however, once such Losses exceed $25,000, such party shall be entitled to indemnification for all Losses, including the first $25,000.

                  (d) No party shall have any liability hereunder in respect of claims (excluding Third Party Claims, as defined below) asserted against any Indemnified Party on or after one year from the Closing Date; provided, however, the representations and warranties of each party relating to title to the assets being sold by it hereunder shall survive indefinitely. The limitation set forth in this paragraph shall not apply to any claim asserted in writing on or before such one year anniversary.

                  (e) The limitations set forth herein shall not apply in the case of a fraudulent or intentional misrepresentation or breach by any party.

         8.4. NOTICE.

                  (a) Promptly after receipt by an Indemnified Party of notice of the assertion of any claim by a Person not a party to this Agreement (a "THIRD PARTY CLAIM") with respect to which such Indemnified Party expects to make a request for indemnification hereunder, such Indemnified Party shall give the Indemnifying Party written notice describing such claim in reasonable detail. The Indemnifying Party shall, upon receipt of such notice, be entitled to participate in or, at the Indemnifying Party's option, assume the defense, appeal or settlement of, such claim with respect to which such indemnity has been invoked with counsel selected by it and approved by the Indemnified Party (such approval not to be unreasonably withheld), and the Indemnified Party will fully cooperate with the Indemnifying Party in connection therewith; provided, that the Indemnified Party shall be entitled to employ separate counsel (at the expense of the Indemnifying Party) to represent such Indemnified Party if counsel selected by the Indemnifying Party cannot, by reason of any actual or deemed conflict of interest, adequately represent the interests of the Indemnified Party. In the event that the Indemnifying Party fails to assume the defense, appeal or settlement of such claim within 20 days after receipt of notice thereof from the Indemnified Party, the Indemnified Party shall have the right to undertake the defense or appeal of, or settle or compromise, such claim on behalf of and for the account and risk of the Indemnifying Party. The Indemnifying Party shall not settle or compromise any such claim without the Indemnified Party's prior written consent, unless the terms of such settlement or compromise release the Indemnified Party from any and all liabilities with respect to such Third Party Claim.

                  (b) Any indemnifiable claim that is not a Third Party Claim shall be asserted by written notice to the Indemnifying Party. If the Indemnifying Party does not respond to such notice within 30 days, it shall have no further right to contest the validity of such claim.

         8.5. SURVIVAL; EXCLUSIVE REMEDY. Notwithstanding any right of any party to fully investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any certificate, financial statement or other document delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth herein. No person shall have a right to recovery against any party (or any officer, director, employee or agent of a party) other than through the exercise of the indemnification rights set forth herein, which shall constitute the sole and exclusive remedy after the Closing for any breach by a party of any representation, warranty or covenant contained herein or in any certificate or other instrument delivered pursuant hereto, other than a fraudulent or intentional breach, as to which each party shall have all rights and remedies available at law or in equity.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1. COVENANT OF FURTHER ASSURANCES. The parties hereto covenant and agree to execute and deliver any and all additional writings, instruments and other documents and take such further actions as shall be reasonably required or requested to effectuate the terms and conditions of this Agreement.

         9.2. ENTIRE AGREEMENT. This Agreement and the Strategic Alliance Agreement and the other agreements and instruments described herein represent the entire agreements between the parties hereto and thereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and communications with respect thereto.

         9.3. ASSIGNMENT AND BINDING EFFECT. Neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the express written consent of the others and any attempted assignment in violation thereof shall be null and void; provided, however, that the rights of Steadi hereunder may be assigned to any Affiliate of Daisytek. In addition, title to any or all of the Tape Assets may be taken in the name of any Affiliate of Daisytek. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors or permitted assigns or the Indemnified Parties (who shall be deemed third party beneficiaries hereof) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.4. AMENDMENT OR MODIFICATION. This Agreement may not be waived, amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed by VTP and Steadi.

         9.5. SEVERABILITY. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect, nor shall it affect their validity or enforceability in any other jurisdiction. To the extent permitted by law, each party hereto waives any provision of law which renders any provision hereof unenforceable in any respect.

         9.6. NOTICES. All notices, requests, demands or other communications under or with respect to this Agreement shall be in writing and shall be given by hand, by telecopy with request for acknowledgment or confirmation of receipt, by Federal Express or other nationally recognized overnight delivery service providing for receipt against delivery (delivery charges prepaid) or by certified or registered U.S. Mail, postage prepaid, return receipt requested, and shall be deemed to have been duly given and effective upon the earlier of
(i) its actual receipt (or acknowledgment or confirmation of receipt), (ii) the next business day after having been sent by Federal Express or similar nationally recognized overnight delivery service providing for receipt against delivery, delivery charges prepaid, or (iii) three days after having been sent by certified or registered U.S. mail, return receipt requested, postage prepaid, addressed as follows:

         If to VTP:

         Videotape Products, Inc.
         900 Allen Avenue
         Glendale, California  91201
         Attn:  John Palazzola
         Telecopier:  323-660-2856

         - with a copy to -

         Hahn & Hahn
         301 E. Colorado Blvd.
         Pasadena, California  91101
         Attn:    Scott Jenkins, Esq.
         Telecopier:  626-449-7357

         If to Steadi:

         Steadi Systems, Ltd.
         c/o Daisytek Incorporated
         500 North Central Expressway
         Plano, TX  75074
         Attention:  Tom Madden
         Telecopier:  972-423-1108

         - with a copy to -

         Wolff & Samson, P.A.
         5 Becker Farm Road
         Roseland, New Jersey  07068
         Attention:  Morris Bienenfeld, Esq.
         Telecopier:  973-740-1407


Any such Person by written notice to each of the others listed in this Section in accordance herewith may change the address to which notices may be directed, but such notice shall be deemed duly given and effective only upon actual receipt thereof.

         9.7. WAIVERS AND EXTENSIONS. Any waiver by any party hereto of any provision or condition of this Agreement or breach thereof or any extension of time granted by any party under this Agreement shall not be construed or deemed to be a waiver of any other provision or condition of this Agreement or breach thereof or extension of time with respect thereto or a waiver of a subsequent breach of or subsequent extension of time with respect to same provision or condition.

         9.8. GOVERNING LAW. This Agreement shall be governed by, and be construed in accordance with, the laws of the State of California without regard to the conflicts of laws principles thereof.

         9.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement but all of which taken together shall constitute one and the same instrument.

         9.10. CAPTIONS AND HEADINGS. The captions, section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.11. EXHIBITS AND SCHEDULES. All Exhibits annexed hereto, and all Schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein.

         9.12. CONSTRUCTION. The parties hereto hereby acknowledge and agree that they and their respective counsel have independently reviewed and made amendments to this Agreement and that the normal rule of construction, whereby ambiguities are to be resolved against the drafting party, shall be inapplicable to this Agreement.

         9.13. PUBLICITY. Except as otherwise required by applicable laws or regulations, no party hereto nor any Affiliate thereof, shall issue any press release or make any other public statement regarding the transactions described in this Agreement without obtaining the prior approval of the other parties hereto to the contents and the manner of presentation and publication thereof, such consent not to be unreasonably delayed or withheld.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                          STEADI-SYSTEMS, LTD.


                                          By: /s/ Tom Madden
                                             -----------------------------------
                                             Name:  Tom Madden
                                             Title: Vice President-Finance


                                          DAISYTEK, INC.



                                          By: /s/ Tom Madden
                                             -----------------------------------
                                             Name:  Tom Madden
                                             Title: Vice President-Finance


                                          VIDEOTAPE PRODUCTS, INC.


                                          By: /s/ John Palazzola
                                             -----------------------------------
                                             Name:  John Palazzola
                                             Title: President

                                          STOCKHOLDERS:


                                          /s/ John Palazzola
                                          --------------------------------------
                                          JOHN PALAZZOLA

                                          /s/ Richard Marzec
                                          --------------------------------------
                                          RICHARD MARZEC

                      SCHEDULES TO ASSET PURCHASE AGREEMENT


Schedule 2.1(a)   - list of  telephone and fax numbers to be transferred
Schedule 2.1(b)   - list of VTP inventory by product (with maximum amounts)
Schedule 2.3(b)   - list of Tape inventory locations
Schedule 3.1(a)   - list of Steadi unfilled customer orders and deposits
Schedule 3.1(c)   - list of Hardware inventory by product
Schedule 3.3(b)   - list of Hardware inventory locations
Schedule 4.4(i)   - list of Tape Employees
Schedule 4.4(ii)  - list of Hardware Employees
Schedule 5.5      - list of Tape financial statements
Schedule 5.13     - list of Material Tape Contracts
Schedule 5.14     - list of non-continuing Tape customers
Schedule 6.13     - list of non-continuing Hardware customers




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